Exhibit 99.1

                            CYPRESS CHEMICAL COMPANY
                                  P. O. Box 589

                                 1305 Highway 20
                             Helena, Arkansas 72342

                                                                 August 14, 1996

Harmony Products, Inc.
2121 Old Greenbrier Road
Chesapeake, Virginia 23320

Gentlemen:

        This will confirm the intent of Cypress Chemical Company, an Arkansas corporation, or a corporation to be formed that will own 100% of the capital stock of Cypress Chemical Company ("Cypress"), to purchase all of the outstanding shares (the "Shares") of capital stock of Harmony Products, Inc., a Virginia corporation ("Harmony") owned by (i) shareholders of Harmony who are members of Harmony's Board of Directors ("Inside Shareholders") and (ii) all shareholders of Harmony other than the Inside Shareholders ("Public Shareholders"). The principal terms and conditions of the transaction will be as follows:

       1. Structure of Transaction. Cypress will form a wholly owned subsidiary for the purpose of merging with Harmony ("Merger Subsidiary"). Harmony, Cypress and Merger Subsidiary will enter into an Agreement and Plan of Merger ("Plan of Merger") which will provide that (i) Merger Subsidiary will merge with and into Harmony, with Harmony surviving, and (ii) the Inside Shareholders and Public Shareholders of Harmony will receive, as consideration for the Shares under the Plan of Merger, shares of common stock and preferred stock in Cypress as set forth in further detail in Paragraphs 2 and 3 below. The shares of common stock and preferred stock of Cypress to be issued to the Inside Shareholders and Public Shareholders of Harmony will be registered under the Securities Act of 1933, as amended ("Securities Act").

       2. Purchase Price. The stated value of the Shares under the Plan of Merger shall be $3,448,276. The consideration paid by Cypress shall be as follows:

               (a) Inside Shareholders shall receive (i) such number of shares of common stock of Cypress ("Cypress Common Stock") as shall equal 1% of the fully diluted equity of Cypress as of the closing of the transactions contemplated by this letter of intent ("Closing"), and (ii) such number of shares of Series A Preferred Stock of Cypress ("Series A Preferred Stock"), the terms of which are described in Paragraph 3 below, as shall equal 9.5% of the fully diluted equity of Cypress as of Closing.


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               (b) Public Shareholders shall receive (i) such number of shares of Cypress Common Stock as shall equal 1% of the fully diluted equity of Cypress as of Closing, and (ii) such number of shares of Series B Preferred Stock of Cypress ("Series B Preferred Stock"), the terms of which are described in Paragraph 3 below, as shall equal 4% of the fully diluted equity of Cypress as of Closing.

     3. Terms of Preferred Stock. In addition to other customary terms agreed upon by the parties, the terms of the Series A Preferred Stock and Series B Preferred Stock (collectively the "Preferred Stock") will be as follows:

               (a) Voting Rights. Subject to (f) below, the holders of Preferred Stock shall not have the right to vote.

               (b) Dividends. Holders of Preferred Stock shall be entitled to receive (in preference to holders of Cypress Common Stock and prior to the purchase, or set aside of any sums for the purchase of, or the payment of any dividends to or the making of any distribution on, any shares of Cypress stock other than the Preferred Stock) non-cumulative quarterly dividends in the case of holders of Series A Preferred Stock, and cumulative quarterly dividends in the case of holders of Series B Preferred Stock, equal to the lesser of (x) 15% of net after tax earnings determined in accordance with generally accepted accounting principles or (y) 10% of the stated value of the outstanding shares of Preferred Stock.

               (c) Conversion Rights. The holders of Series A Preferred Stock shall have the right to convert, in whole or in part, each share of Series A Preferred Stock into one (1) share of Cypress Common Stock at any time after the date that is three (3) years from the Closing. The holders of Series B Series B Preferred Stock shall have the right to convert, in whole or in part, each share of Series B Preferred Stock into one (1) share of Cypress Common Stock at any time after the date that is one (1) year from the Closing. On the date that is five (5) years after the Closing, each outstanding share of Preferred Stock shall automatically convert into one (1) share of Cypress Common Stock. The conversion ratios shall be proportionately adjusted upon any stock split, stock dividend or similar transaction that increases the outstanding shares of Cypress Common Stock.

               (d) Redemption. At any time after the date that is two (2) years from Closing, the Series A Preferred Stock will be redeemable at the option of Cypress, in whole or in part, at a redemption price of $3,034,483 payable in cash. At any time after the date that is two (2) years from Closing, the Series B Preferred Stock will be redeemable at the option of Cypress, in whole or

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                      in part, at a redemption price of $413,793 payable in
                      cash, together with any accrued but unpaid dividends.

               (e) Liquidation. Upon any liquidation, dissolution or winding up of Cypress, the holders of Preferred Stock shall first be entitled, before any distributions to holders of stock ranking junior to the Preferred Stock, to be paid an amount equal to the stated value of the Preferred Stock.

               (f) Special Voting Rights. As long as any shares of Preferred Stock are outstanding, the approval of the holders of shares constituting a majority of the outstanding share(s) of Series A Preferred Stock and Series B Preferred Stock, voting as a single class, shall be required before Cypress may (i) liquidate, dissolve, or wind up, (ii) merge with, or sell substantially all of its assets to, an entity which the shareholders of Cypress will not, by at least 67% ownership, control after the transaction; provided, however, that the holders of Preferred Stock shall not have the right to vote on any merger, sale of assets or similar transaction that provides that the holders of Preferred Stock shall be entitled to receive as consideration an amount of cash at least equal to $3,448,276, together with any accrued but unpaid dividends, (iii) amend its articles of incorporation, (iv) amend its bylaws in a manner that adversely affects the holders of Preferred Stock, or (v) issue any class of stock on a parity with, or senior to, the Preferred Stock.

               (g) Ranking. The Series A Preferred Stock and Series B Preferred Stock shall rank pari passu as to one another.

       4. Preparation of Definitive Agreements. Counsel for Cypress and for Harmony will prepare a definitive Agreement and Plan of Merger as soon as may be practicable, which will contain customary representations and warranties, conditions, and such other provisions as the parties may agree upon, but not in any event any indemnification provisions. Counsel for the parties will also prepare a Registration Statement on Form S-4 to register the Cypress Common Stock and Preferred Stock to be issued in the transaction under the Securities Act.

       5. Engagement of Accountants. Immediately upon execution of this letter of intent, Cypress will engage a reputable accounting firm, the identity of which is acceptable to Harmony, to prepare audited financial statements. In all events, Harmony's intention to enter into the transaction with Cypress is subject to a review of these audited financial statements.

       6. Due Diligence. Each party's intention to enter into a binding agreement is subject to the results of a 30-day business, legal and financial review of the other party. For the purpose of this review each party will afford the other reasonable access to books and records and senior officers, key personnel, customers and others doing business with the parties. Any information obtained by a party and its representatives will be kept confidential in accordance with the

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confidentiality agreement (bilateral) previously executed by the parties, an executed copy of which is attached to this letter of intent.

       7. Conditions to Closing. Closing will be conditioned upon (i) the approval of the transactions contemplated hereby by the shareholders of Harmony,
(ii) satisfactory completion by both parties of due diligence as set forth in Paragraph 6, (iii) the parties obtaining any necessary third party, governmental, or regulatory approvals or permits, (iv) Harmony's receipt of an opinion from an investment banking firm that the transaction is fair to Harmony's shareholders from a financial point of view, with Cypress and Harmony negotiating in good faith with respect to the time at which the opinion will be delivered, (v) no material adverse change having occurred in the financial or business condition of either party, (vi) no litigation or governmental proceeding shall be pending or threatened with respect to the transaction, (vii) the Closing occurring by December 31, 1996, and (viii) such other customary conditions as the parties may agree upon.

       8. Continued Operations. Prior to Closing, Harmony and Cypress will both conduct their business in the ordinary course and consistent with past practice.

       9. Announcement; Publicity. Subject to each party's obligations under applicable law, no public announcement of this letter of intent or the transactions contemplated hereby will be made by either party without the consent of the other.

      10. Brokers; Fees. Cypress on the one hand and Harmony on the other hand each agree that no fees are payable to anyone acting in the capacity of broker or finder to bring about this transaction; provided, however, that Harmony will engage an investment banking firm to render a fairness opinion as specified in Paragraph 7. Except as may otherwise be expressly provided in the definitive agreements, each party will pay its own fees and expenses incurred in connection with the transactions contemplated by this letter of intent.

      11. No Shop Provision. Harmony agrees that, during the period commencing with the date on which this letter of intent is fully executed and ending thirty
(30) days thereafter (the "Termination Date"), Harmony shall not, directly or indirectly, through brokers, agents or otherwise, sell, transfer or otherwise encumber nor offer to sell, transfer or otherwise encumber, nor solicit, discuss, accept or take any other action with respect to any offer from any other potential purchaser to acquire any of the stock, assets or business of Harmony whether by asset purchase, stock purchase, merger or otherwise, except for the sale of products or services in the ordinary course of business.

      12. Letter of Intent Not Binding. It is understood and agreed that, except for Paragraphs 6, 9, 10, 11, 12 and 13 which shall be binding ("Binding Provisions"), this letter of intent is intended only as an expression of intent and it shall not constitute or be construed as a legally binding commitment. Each party reserves the right not to execute definitive agreements if, in its sole discretion, it determines that it would not be in its best interests, and each party agrees that regardless of the reason for the failure of any other party to execute definitive

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agreements, legal action cannot properly be, and will not be, brought by any party for such failure on the basis of this letter of intent or any oral commitments assertedly made in connection therewith, except upon a breach of the Binding Provisions. Until execution of definitive agreements, no party shall be under any obligation to the other except as specifically set forth in the Binding Provisions.

      13. Governing Law. This Letter of Intent shall be governed by the laws of the Commonwealth of Virginia without reference to the conflict of laws principles thereof.

        If the foregoing meets with your approval, please sign and return to me the enclosed counterpart of this letter of intent.

                                            Very truly yours,

                                            CYPRESS CHEMICAL COMPANY

                                            /s/ Erol Y. Beker
                                                Erol Y. Beker
                                                Chairman

Accepted and Agreed as of this 14th day of August, 1996:

HARMONY PRODUCTS, INC.

By:/s/ Gregory R. Gill
Title:  President

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